                                                          Exhibit 24(b)(9)(a)(i)

                       TRANSFER AGENT SERVICES AGREEMENT

     This Agreement, dated as of the12th day of August, 1994, made by and
                                                ------
between Matthews International Funds, a Delaware Business Trust (the "Trust")
        ----------------------------
operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation
                          ------------------------
duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, the Trust desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

     WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1.  The terms as defined in this Section wherever used in this
     ----------
Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     Share Certificates shall mean the certificates representing shares of stock
     ------------------
of the Series.

     Shareholders shall mean the registered owners of the Shares of the Series
     ------------
in accordance with the share registry records maintained by Fund/Plan for the Trust.

     Shares shall mean the issued and outstanding shares of the Series.
     ------

     Signature Guarantee shall mean the guarantee of signatures by an "eligible
     -------------------
guarantor


  Transfer Agent Services Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                            Page 1 of 11 pages.

institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     Oral Instruction shall mean an authorization, instruction, approval, item
     ----------------
or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust.

     Written Instruction  shall mean an authorization, instruction, approval,
     -------------------
item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions to Fund/Plan.

                           TRANSFER AGENCY SERVICES

     Section 2.  Fund/Plan as Transfer Agent shall make original issues of
     ----------
Shares in accordance with Section 9 and 10 below and with each Series' Prospectus and Statement of Additional Information upon the written request of the Trust, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

     Section 3.  Transfers of Shares shall be registered and new Shares issued
     ----------
by Fund/Plan upon redemption of outstanding Shares, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.


  Transfer Agent Services Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                               Page 2 of 11 pages.

     Section 4.  In registering transfers, Fund/Plan as Transfer Agent may rely
     ----------
upon the applicable commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Trust) of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     Section 5.  With respect to confirmed trades received by Fund/Plan as
     ----------
Transfer Agent for the Series, Fund/Plan shall periodically notify the Trust of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, Fund/Plan shall instruct the accounting agent to adjust the books of the Trust accordingly.

     Section 6.  Fund/Plan will maintain stock registry records in the usual
     ----------
form in which it will note the issuance, transfer and redemption of Shares. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.

     Section 7.  Fund/Plan in its capacity as Transfer Agent will, in addition
     ----------
to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for an investment company as listed in Schedule "A" attached hereto. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Fund/Plan. Fund/Plan may record any transfer of Shares which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Shares if in good faith Fund/Plan in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either of the Trust or Fund/Plan. The Trust agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 3 of 11 pages
clearance accounts.

     Section 8.  In case of any request or demand for the inspection of the
     ----------
Share records of the Series, Fund/Plan as Transfer Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                              ISSUANCE OF SHARES

     Section 9.  Prior to the daily determination of net asset value in
     ----------
accordance with the Series' Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Series' net asset value.

     Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by the Series' pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust, in writing.

     Section 10.  Fund/Plan having made the calculations provided for in Section
     -----------
9, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust, if requested. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.

                                  REDEMPTIONS

     Section 11.  Fund/Plan shall, prior to the daily determination of net asset
     -----------
value in accordance with the Series' Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as pricing agent


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 4 of 11 pages
shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with each Series' Prospectus and Statement of Additional Information then in effect. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

     Section 12.  The proceeds of redemption shall be remitted by Fund/Plan in
     -----------
accordance with the appropriate Series' Prospectus and Statement of Additional Information, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account.

     For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                   DIVIDENDS

     Section 13.  The Trust shall notify Fund/Plan of the date of each dividend
     -----------
declaration or capital gains distribution. In addition, the Trust shall provide to Fund/Plan five business days' prior written notice of the record date for determining the Shareholders entitled to payment. The per-share payment amount of any dividend or capital gain shall be determined by the Trust after receipt of necessary information from and consultation with Fund/Plan.

     Section 14.  On or before each payment date, the Trust will notify
     -----------
Fund/Plan in its capacity as dividend disbursing agent of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.

                                      FEES

     Section 15.  The Trust agrees to pay Fund/Plan compensation for its
     -----------
services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation will


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 5 of 11 pages
be comprised of two components, payable on a monthly basis, as follows:

                 (i) An annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Series by one twelfth (1/12th) the per account fee as stated in Schedule "B", subject to a minimum fee per Series, which fee the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for such services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

                 (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

     For the purpose of determining fees payable to Fund/Plan, the value of each Series' net assets shall be computed at the times and in the manner specified in each Series' Prospectus and Statement of Additional Information then in effect.

     During the term of this Agreement, should the Trust seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

                               GENERAL PROVISIONS

     Section 16.  Fund/Plan shall maintain records (which may be part of the
     -----------
stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each Shareholder. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

     Section 17.  In addition to the services as Transfer Agent and dividend
     -----------
disbursing agent set forth above, Fund/Plan will perform other services for the Trust as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 6 of 11 pages

Forms and mailing semi-annual reports to shareholders of the Trust.

     Section 18.  Nothing contained in this Agreement is intended to or shall
     -----------
require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

     Section 19.
     -----------

             (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, in connection with the performance of this Agreement that result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

             (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

             (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel to the Trust, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 7 of 11 pages
was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, gross negligence or reckless disregard of its or their duties hereunder.

             (d)  Fund/Plan shall give written notice to the Trust within thirty
(30) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.

             (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within thirty (30) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

             (f) The Trust shall not settle any claim under Section 19(d) and 19(e) without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Trust's express written consent, which likewise shall not be unreasonably withheld.

     Section 20.  Fund/Plan is authorized, upon receipt of Written Instructions
     -----------
from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
Draft dated: November 26, 1996                                Page 8 of 11 pages
thirty (30) days after receipt by Fund/Plan of notice thereof.

     Section 21.
     -----------
            (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date which the Trust's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date").

            (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to review and adjustment, not to exceed 10% of those fees set forth in Schedule "B."

            (c) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

     Section 22.  The Trust shall file with Fund/Plan a certified copy of each
     -----------
resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

     Section 23.  This Agreement may be amended from time to time by a
     -----------
supplemental agreement executed by the Trust and Fund/Plan.

     Section 24.  Except as otherwise provided in this Agreement, any notice or
     -----------
other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

     If to the Trust:                                       If to Fund/Plan:
     ----------------                                       ----------------

     Matthews International Funds                    Fund/Plan Services, Inc.
     655 Montgomery St., Suite 1438                         2 West Elm Street
     San Francisco, CA  94111                          Conshohocken, PA 19428
     Attention:  G. Paul Matthews,               Attention: Kenneth J. Kempf,
     President                                                      President

     Section 25.  The Trust represents and warrants to Fund/Plan that the
     -----------
execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
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Draft dated: November 26, 1996                                Page 9 of 11 pages
authorized by resolution of the Board of Trustees of the Trust.

     Section 26.  This Agreement may be executed in two or more counterparts,
     -----------
each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 27.  This Agreement shall extend to and shall be binding upon the
     -----------
Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors or Trustees.

     Section 28.  This Agreement shall be governed by the laws of the
     -----------
Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 29.  No provision of this Agreement may be amended or modified, in
     -----------
any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.

     Section 30.  If any part, term or provision of this Agreement is held by
     -----------
any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
Draft dated: November 26, 1996                               Page 10 of 11 pages

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of eleven type written pages, together with Schedules "A," "B" and "C," to be signed by their duly authorized officers as of the day and year first above written.

Matthews International Funds                           Fund/Plan Services, Inc.
----------------------------                           ------------------------

/s/ G.  Paul Matthews                             /s/ Kenneth J.  Kempf
------------------------------------          ---------------------------------
By:  G. Paul Matthews, President                 By: Kenneth J. Kempf, President



Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
Draft dated: November 26, 1996                              Page 11 of 11 pages

                                                                    Schedule "A"
                                                                    ============

                      TRANSFER AGENT/SHAREHOLDER SERVICES
                                      FOR
                          MATTHEWS INTERNATIONAL FUNDS

The following is a list of Transfer Agency Services to be provided under this agreement:

 .  Opening new accounts and entering demographic data into shareholder base.

 . Real-time Customer Information File (CIF) to link accounts within a Series and across all Series.

 .  100% Quality Control of new accounts opened on a same-day/next day basis.

 .  Account Maintenance

 .  Processing all investments including:
   - initial investments
   - subsequent investments through lock box computer interface
   - pre-authorized investments through ACH
   - government allotments through ACH

 . Processing tax ID certifications and Non-Resident Alien (NRA) and reporting back-up withholding.

 .  Processing legal transfers of accounts.

 .  Automated exchange processing.

 .  Recording and retaining on tape all shareholder calls.

 .  Research and respond to shareholder calls and written inquiries.

 .  Processing reinvestment of dividends of one fund into another fund. (If
   Applicable)*

 . Processing sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.*

 .  Generating account statements with copies to appropriate interested parties.
   (Up to four statements.)

 .  Combined shareholder statements.*

 .  Redemption processing includes:
   - complete and partial redemptions
   - selected group redemptions*
   - check redemption processing (if applicable)


Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.
================================================================================
November 26, 1996                                           Schedule "A", Page 1

 .  Distribution options:
   - federal wires*
   - mailing checks
   - ACH*

 .  Certificate issuance and cancellation.

 .  Replacement of certificates through surety bonds.*

 .  Process dividends.

 .  Produce daily and monthly Blue Sky reports.

 .  Producing daily and monthly reports of shareholder activity.

                        Daily Reports
                        -------------

   Report Number                      Report Description
   -------------                      ------------------
   (no report number)                 Daily Transaction Journal
         024                          Tax Reporting Proof
         051                          Cash Receipts and Disbursement Proof
         053                          Daily Share Proof
         091                          Daily Gain/Loss Report
         104                          Maintenance Register
         044                          Transfer/Certificate Register
         056                          Blue Sky Warning Report


         Monthly Reports
         ---------------

   Report Description
   ------------------
          Blue Sky
          Certificate Listing
          State Sales and Redemption
          Monthly Statistical
          Account Demographic Analysis
          MTD Sales - Demographics by Account Group
          Account Analysis by Type


 .  Producing shareholder lists, labels, ad hoc reports to management, etc. *

 .  Addressing, mailing, and tabulation of proxy cards, as necessary.*

 . Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

 . Microfilming and indexing in PC system of all application, correspondence and other

================================================================================
  Transfer Agent Services Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.

November 26, 1996                                           Schedule "A", Page 2
   pertinent shareholder documents to provide automated location of these records.
 .  Microfilming all checks presented for investment and check redemptions.

 .  System access by PC dial-up or by dedicated line. (If Applicable)*

 .  Retirement Plan processing.* (IRA, SEP, Omnibus Qualified Plans)
   - Systematic tracking of current, prior year and rollover contributions
   - 5498 tax reporting
   - 1099R reporting on distributions
   - Processing transfer of assets between custodians
   - PC based recalculation of required minimum distributions for IRA SWP's for shareholders over 59 1/2 years of age.

 .  Institutional Servicing -
   Institutional customers are assigned a specific representative within the unit providing daily availability and settlement information, and coordinating sweep activity. In addition, this representative interacts with the Retail Operations area to endure proper handling and coding of accounts.

* Separate fees will apply for these services.


================================================================================
  Transfer Agent Services Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.

November 26, 1996                                          Schedule "A", Page 3

                                                                    SCHEDULE "B"
                                                                    ============


              SHAREHOLDER SERVICES AND TRANSFER AGENT FEE SCHEDULE
                                      FOR
                          MATTHEWS INTERNATIONAL FUNDS

This Fee Schedule is fixed for a period of two (2) years from the Effective Date
                  as that term is   defined in the Agreement.

I.   A)  Base Fee
         --------

     $12.00 per Account per Year Annual Maintenance Fee for Series declaring semi-annual dividend distributions subject to a minimum monthly fee of $2,000 for each Series.

      B)  IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:
         --------------------------------------------------------

      $12.00 per Account per Year Annual Maintenance Fee

II.   Out of Pocket Expenses:
      ----------------------

      Matthews International Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

III.  Other Services Not Covered By This Agreement
      --------------------------------------------

      Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent the Fund should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

================================================================================
  Transfer Agent Services Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.

November 26, 1996                                                  Schedule "B"

                                                                    Schedule "C"
                                                                    ============

                            Identification of Series
                            ------------------------


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

                         "Matthews International Funds"
                          ============================

                   1.  Matthews Pacific Tiger Fund
                   2.  Matthews Asian Convertible Securities Fund


This Schedule "C" may be amended from time to time by agreement of the Parties.



================================================================================
Transfer Agent Services Agreement between Matthews International Funds and Fund/Plan Services, Inc.

November 26, 1996                                                   Schedule "C"